Exhibit 99.2

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    XRG, INC.

     XRG, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: The name under which the Corporation was originally incorporated was USA Polymers, Inc.

     SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 20, 2000.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and 142 of the General Corporation Law of the State of Delaware adopted resolutions to amend of ARTICLE IV of the Certificate of Amendment of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

This corporation shall be authorized to issue one class of capital stock to be designated Common Stock ("Common Stock"). The total number of shares of Common Stock the corporation shall have authority to issue is 25,000,000, $.001 par value per share.

Effective as of 9:00 a.m., Eastern Time, on January 3, 2005 each of the twenty
(20) shares of the corporation's Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of this corporation. No fractional shares shall be issued and, in lieu thereof, the number of whole shares issued to any holder of less than one share of Common Stock shall be rounded down to the nearest whole number.

     FOURTH: This Certificate of Amendment to Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, XRG, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of December 27, 2004.



By:      /s/      Kevin P. Brennan
         -----------------------------------
         Kevin P. Brennan
         President and Chief Executive Officer

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